Exhibit 99.2

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
(Formerly known as KBS SOR (BVI) HOLDINGS, LTD.)

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

December 31, 2019 (Audited)

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2019

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Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2019, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

		December 31,
	Note	2019	2018
		U.S. dollars in thousands

ASSETS
Non-current assets
Investments in investees		$946,112	$852,101
Restricted cash	e	6,306	5,823
		952,418	857,924
Current assets
Cash and cash equivalents	e	68	57,843
Due from Owner		-	4,500
		68	62,343
Total assets		$952,486	$920,267

EQUITY		$726,854	$657,049
NON-CURRENT LIABILITIES
Debentures, net		165,734	203,099
CURRENT liabilities
Accounts payable and accrued liabilities		3,533	3,823
Debentures, net		56,186	51,903
Derivative liability	d	179	4,393
		59,898	60,119
Total liabilities		225,632	263,218
Total equity and liabilities		$952,486	$920,267

The accompanying notes and additional information are an integral part of the condensed financial data.

March 25, 2020	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Years ended December 31,
	2019	2018	2017
	U.S. dollars in thousands

Share of profit from investees, net	$105,260	$54,435	$89,342
Asset management fees to affiliate	(8,158)	(8,525)	(10,686)
General and administrative expenses	(3,479)	(1,276)	(1,708)
Operating income	93,623	44,634	76,948
Finance expense	(11,352)	(13,455)	(13,333)
Finance income	32	—	—
Foreign currency transaction adjustments, net	(12,498)	10,141	(15,298)
Net income	$69,805	$41,320	$48,317

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

Financial Information from the Consolidated Statements of Comprehensive Income Attributable to the Company

	Years ended December 31,
	2019	2018	2017
	U.S. dollars in thousands

Net income	$69,805	$41,320	$48,317
Total comprehensive income	$69,805	$41,320	$48,317

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Years ended December 31,
	2019	2018	2017
	U.S. dollars in thousands
Cash flows from operating activities
Net income for the period	$69,805	$41,320	$48,317
Adjustments to reconcile net income to net cash provided by operating activities:
Share of profit from investees	(105,260)	(54,435)	(89,342)
Finance expense	11,352	13,455	13,333
Distribution from investees, net	39,699	41,847	55,418
Foreign currency transaction adjustments, net	12,498	(10,141)	15,298
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	202	(62)	47
Net cash provided by operating activities	28,296	31,984	43,071
Cash flows from investing activities
Investments in investees	(107,721)	(178,281)	(76,105)
Distribution from investees, net	79,271	391,447	163,103
Purchase of derivative financial instrument	-	-	(3,434)
Proceeds from termination of derivative financial instrument	-	-	6,557
Due from Owner	4,500	(4,500)	-
Net cash (used in) provided by investing activities	(23,950)	208,666	90,121
Cash flows from financing activities
Principal payments on debentures	(53,645)	-	-
Interest paid	(10,403)	(11,604)	(11,284)
Release of restricted cash for debt service obligations	276	-	-
Distribution to Owner	-	(171,800)	(123,500)
Net cash used in financing activities	(63,772)	(183,404)	(134,784)
Effect of exchange rate changes on cash and cash equivalents	1,651	(229)	5
(Decrease) increase in cash	(57,775)	57,017	(1,587)
Cash, beginning of the period	57,843	826	2,413
Cash, end of the period	$68	$57,843	$826
The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
Additional Information

U.S. dollars in thousands

a.	GENERAL

This separate financial information has been prepared in a condensed format as of December 31, 2019 and for the year then ended, in accordance with Regulation 9C of the Securities Regulations (Periodic and Immediate Reports), 1970. This separate financial information should be read in conjunction with the consolidated financial statements as of December 31, 2019.

b.	TAXES

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount is not material as of December 31, 2019.

c.	DIVIDENDS

During the years ended December 31, 2019, 2018 and 2017, the Company declared and paid distributions in the aggregate of $0, $171.8 million and $123.5 million to the Owner, respectively.

d.	HEDGES

As of December 31, 2019, the Company had entered into one foreign currency collar to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collar expired in February 2020 and had an aggregate Israeli new Shekels notional amount of 776.2 million. The foreign currency collar consisted of a purchased call option to buy Israeli new Shekels at 3.38 and a sold put option to sell the Israeli new Shekels at 3.4991. In February 2020, the collar expired without an exchange of cash.

e.	CASH AND RESTRICTED CASH

As of December 31, 2019, the Company held 5,000 Israeli new Shekels ($2,000) and 21.8 million Israeli new Shekels ($6.3 million) in cash and restricted cash, respectively.

As of December 31, 2018, the Company held 214.7 million Israeli new Shekels ($57.4 million) and 21.8 million Israeli new Shekels ($5.8 million) in cash and restricted cash, respectively.

As of December 31, 2019, the Company had a working capital shortfall amounting to $59.8 million, primarily attributed to the Series A Debentures principal installment payment due on March 1, 2020. The Company made this payment on March 1, 2020. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
(Formerly known as KBS SOR (BVI) Holdings, Ltd.)
Additional Information

U.S. dollars in thousands

f.	SUBSEQUENT EVENTS
Series A Debentures
On March 1, 2020, the Company paid the second principal installment payment of 194.0 million Israeli new Shekels (approximately $55.9 million as of March 1, 2020)
Series B Debentures
On February 16, 2020, the Company issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of Series B debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures will bear interest at the rate of 3.93% per year. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.
Proposed Merger
On February 19, 2020, the Company, Pacific Oak SOR II, LLC, an indirect subsidiary of the Company’s (“Merger Sub”), and Pacific Oak Strategic Opportunity REIT II, Inc. (“POSOR II”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, POSOR II will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity will continue as an indirect subsidiary of the Company’s. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of POSOR II shall cease. At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of POSOR II’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 0.9643 shares of the Company’s common stock, par value $0.01 per share. The combined company after the Merger will retain the name “Pacific Oak Strategic Opportunity REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
Hedge
On March 16, 2020, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 418.0 million which expires on September 16, 2020. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.5875 and a sold put option to sell the Israeli new Shekels at 3.725. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 418.0 million Israeli new Shekels for an amount ranging from $112.2 million to $116.5 million. On March 17, 2020, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 380.0 million which expires on September 16, 2020. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.700 and a sold put option to sell the Israeli new Shekels at 3.820. The foreign currency collar is intended to permit the Company to exchange, on the settlement date of the collar, 380.0 million Israeli new Shekels for an amount ranging from $99.5 million to $102.7 million
COVID-19
The recent global outbreak of COVID-19 (more commonly known as the Coronavirus) has significantly disrupted economic markets and impacted commercial activity worldwide, including the US, and the prolonged economic impact is uncertain. Some economists and major investment banks have expressed concern that the continued spread of the virus globally will lead to a world-wide economic downturn. Customers and potential customers of the properties we own could be adversely affected by the disruption to business caused by the global outbreak of the Coronavirus. This could lead to similar negative impacts on our business.

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